Exhibit 99.1

Dave Announces Third Quarter 2023 Results

Raises 2023 Guidance for Non-GAAP Revenue, Non-GAAP Variable Margin and Adjusted EBITDA, Implying Adjusted EBITDA Profitability in Q4 2023 at the Midpoint of the Range

Q3 GAAP Revenue up 7% Q/Q to $65.8 Million; Q3 Non-GAAP Variable Profit up 13% Q/Q

Q3 Net Loss Improves by 47% Q/Q; Adj. EBITDA Loss Improves 81% Q/Q to $2.5 Million

LOS ANGELES, CA – November 7, 2023 – Dave Inc. (“Dave” or the “Company”) (Nasdaq: DAVE), one of the nation’s leading neobanks, today reported its financial results for the third quarter ended September 30, 2023.

“Last year we made the commitment to grow our way to profitability by focusing on expanding member lifetime value, increasing variable margins, and making disciplined investments in marketing, while driving operating leverage from our scalable cost structure,” said Jason Wilk, Founder and CEO of Dave. “Our Q3 results underscore the substantial progress we’ve made towards those objectives. The combination of another quarter of double-digit year-over-year revenue growth and 1,000+ basis points of variable margin expansion enabled us to grow variable profit by over 50% and reduce Adjusted EBITDA loss by over 90% year-over-year, approaching break-even.

“Our positive outlook for growth, combined with the sustainable improvements we’ve made to our business model, has us tracking well to achieve the critical milestone of turning Adjusted EBITDA profitable in the fourth quarter of this year, well ahead of expectations.”

Quarterly Financial Highlights ($ in millions)

	3Q22	4Q22	1Q23	2Q23	3Q23
GAAP Operating Revenues, Net	$56.8	$59.6	$58.9	$61.2	$65.8
% Change vs. prior year period	41%	45%	38%	34%	16%
Non-GAAP Operating Revenues*	$58.6	$61.8	$60.6	$62.4	$67.3
% Change vs. prior year period	41%	46%	39%	33%	15%
Non-GAAP Variable Profit*	$24.7	$25.5	$34.0	$32.9	$37.3
% Change vs. prior year period	24%	26%	91%	78%	51%
Non-GAAP Variable Profit Margin*	42%	41%	56%	53%	55%
GAAP Net Loss	($47.5)	($21.5)	($14.0)	($22.6)	($12.1)
Adjusted EBITDA (Loss)*	($27.5)	($12.8)	($4.5)	($13.1)	($2.5)

*	Non-GAAP measures. See reconciliation of the non-GAAP measures at the end of the press release.

Third Quarter 2023 Operating Highlights (vs. Q3 2022)

•	New Members totaled 821,000 while customer acquisition cost decreased by 30%

•	Monthly Transacting Members (“MTMs”) increased 6% to 1.9 million. Transactions per MTM increased 39% to 6.4

•	ExtraCash originations increased 23% to $932 million, while the 28-Day delinquency rate improved 165 basis points to 2.42%

•	Dave Debit Card spend increased 73% to $341 million compared to $197 million

•	For a full review of the Company’s KPIs, please refer to the Company’s Q3 2023 Earnings Presentation which can be found here https://investors.dave.com/news-events/presentations

Liquidity Summary

The Company had $171 million of cash and cash equivalents, marketable securities, short-term investments and restricted cash as of September 30, 2023. Additionally, the Company had $10 million of undrawn capacity on its recently amended credit facility, bringing Dave’s total liquidity to $181 million at September 30, 2023.

Raising 2023 Financial Guidance

($MM)	Prior FY 2023	New FY 2023
Non-GAAP Revenue*	$235 - $260	$257 - $261
Year-Over-Year Growth	11% - 23%	22% - 24%

Non-GAAP Variable Profit Margin*	47% - 51%	53% - 54%
Year-Over-Year Improvement	600bps - 1,000bps	1,200 - 1,300bps

Adjusted EBITDA*	($50) - ($35)	($22) - ($17)
Year-Over-Year Improvement	43% - 60%	75% - 80%

*	Non-GAAP measures. See reconciliation of the non-GAAP measures at the end of the press release.

Dave CFO Kyle Beilman commented: “Our Q3 results demonstrate our commitment to profitable growth, as we achieved significant improvements across key financial and operational metrics. Our origination volumes grew substantially and are approaching $1 billion per quarter. Meanwhile, our delinquency rates improved to the lowest level in our Company’s history despite the challenging economic backdrop for consumers, further demonstrating our differentiated risk management capabilities. Lastly, we made progress on our strategic objective of deepening member relationships through Dave Card engagement, with total Dave Card spend volumes and average transactions per MTM each increasing by over 12% sequentially.

“During the quarter, we finalized an amendment to our credit facility which provides more leverage, capacity, and term at a lower cost despite tighter capital markets conditions. This amendment is a direct reflection of our lender’s confidence in Dave’s unit economics and the strength of our business moving forward.”

Conference Call

The Company will host a conference call at 4:30 p.m. Eastern time on Tuesday, November 7, 2023, to discuss the results for its third quarter ended September 30, 2023, followed by a question-and-answer period. The conference call details are as follows:

Date: Tuesday, November 7, 2023

Time: 4:30 p.m. Eastern time

Dial-in registration link: here https://register.vevent.com/register/BIe452217401ed4ff6b83e8f8633590f76

Live webcast registration link: here https://edge.media-server.com/mmc/p/m2ytsu3m/

The conference call will also be available for replay in the Events section of the Company’s website, along with the transcript, at https://investors.dave.com.

If you have any difficulty registering for or connecting to the conference call, please contact Elevate IR at DAVE@elevate-ir.com.

About Dave

Dave (Nasdaq: DAVE) is a leading U.S. neobank and fintech pioneer serving millions of everyday Americans. Dave uses disruptive technologies to provide best-in-class banking services at a fraction of the price of incumbents. Dave partners with Evolve Bank & Trust, a FDIC member. For more information about the company, visit: www.dave.com. For investor information and updates, visit: investors.dave.com and follow @davebanking on X.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, the quotations of our Chief Executive Officer and Chief Financial Officer relating to Dave’s future performance and growth, fiscal year 2023 guidance, projected financial results for future periods, expected timing of meeting Adjusted EBITDA profitability, plans for marketing spend and other statements about future events. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the ability of Dave to compete in its highly competitive industry; the ability of Dave to keep pace with the rapid technological developments in its industry and the larger financial services industry; the ability of Dave to manage its growth as a public company; disruptions to Dave’s operations as a result of becoming a public company; the ability of Dave to remediate material weaknesses in Dave’s internal controls over financial reporting and maintain an effective system of internal control over financial reporting; the ability of Dave to protect intellectual property and trade secrets; changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business; the ability to attract or maintain a qualified workforce; level of product service failures that could lead Dave members to use competitors’ services; investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings; the possibility that Dave may be adversely affected by other economic, business, and/or competitive factors; and those factors discussed in Dave’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2023 and subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors,” filed with the SEC and other reports and documents Dave files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Dave undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Non-GAAP Financial Information

This press release contains references to Adjusted EBITDA, non-GAAP operating revenues, non-GAAP variable operating expenses, non-GAAP variable profit and non-GAAP variable profit margin of Dave, which are non-GAAP financial measures that are adjusted from results based on generally accepted accounting principles in the United States (“GAAP”) and exclude certain expenses, gains and losses. The Company defines and calculates Adjusted EBITDA as net loss attributable to Dave before the impact of interest income or expense, provision/(benefit) for income taxes, and depreciation and amortization, and adjusted to exclude legal settlement and litigation expenses, other non-recurring strategic financing and transaction expenses, stock-based compensation expense, and certain other non-core items. The Company defines and calculates non-GAAP operating revenues as operating revenues, net excluding ExtraCash origination costs, ATM fees, interchange fees, and member interest. The Company defines and calculates non-GAAP variable operating expenses as operating expenses excluding non-variable operating expenses. The Company defines non-variable operating expenses as all advertising and marketing operating expenses, compensation and benefits operating expenses, and certain operating expenses (legal, rent, technology/infrastructure, depreciation, amortization, charitable contributions, other operating expenses, upfront Member account activation costs and upfront Dave Banking expenses). The Company defines and calculates non-GAAP variable profit as non-GAAP operating revenues less non-GAAP variable operating expenses. The Company defines and calculates non-GAAP variable profit margin as non-GAAP variable profit as a percent of non-GAAP operating revenues.

These non-GAAP financial measures may be helpful to the user in assessing our operating performance and facilitate an alternative comparison among fiscal periods. The Company’s management team uses these non-GAAP financial measures in assessing performance, as well as in planning and forecasting future periods. The methods the Company uses to compute these non-GAAP financial measures may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Refer to the section further below for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures for the three and nine months ended September 30, 2023 and 2022.

Certain Other Terms

Dave defines Net New Members as the number of new Members who join the Dave platform in a given period by connecting an existing bank account to the Dave service or by opening a new Dave Banking account, net of the number of accounts deleted by Members or closed by the Company in the same period. Total Members is defined as the number of unique Members that have either connected an existing bank account to the Dave service or have opened a Dave Banking account, less the number of accounts deleted by Members or closed by Dave, as measured at the end of a period. The number of Monthly Transacting Members represents the unique number of Members who have made a funding, spending, ExtraCash or subscription transaction within a particular month, measured as the average over a given period. Transactions Per Monthly Transacting Member measures the average number of transactions initiated per Monthly Transacting Member in each month, measured as the average over a given period.

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

DAVE@elevate-ir.com

Media Contact

Kira Sarkisian

press@dave.com

DAVE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Operating revenues:
Service based revenue, net	$59.2	$52.8	$166.7	$135.1
Transaction based revenue, net	6.6	4.0	19.3	10.1

Total operating revenues, net	65.8	56.8	186.0	145.2
Operating expenses:
Provision for credit losses	16.0	18.4	43.9	46.0
Processing and servicing costs	7.1	9.5	21.4	23.6
Advertising and marketing	13.9	24.1	38.4	57.1
Compensation and benefits	23.1	24.3	71.4	81.3
Other operating expenses	16.3	18.4	54.8	50.8

Total operating expenses	76.4	94.7	229.9	258.8

Other (income) expenses:
Interest expense, net	1.7	1.3	5.0	4.4
Legal settlement and litigation expenses	—	6.8	—	6.8
Other strategic financing and transactional expenses	—	2.2	—	5.0
Changes in fair value of earnout liabilities	—	—	—	(9.6)
Gain on extinguishment of liability	—	—	—	(4.3)
Changes in fair value of derivative asset on loans to stockholders	—	—	—	5.6
Changes in fair value of public and private warrant liabilities	(0.2)	(0.7)	(0.2)	(14.2)

Total other expense (income), net	1.5	9.6	4.8	(6.3)

Net loss before provision for income taxes	(12.1)	(47.5)	(48.7)	(107.3)
Provision for income taxes	—	—	—	0.1

Net loss	$(12.1)	$(47.5)	$(48.7)	$(107.4)

DAVE INC.

RECONCILIATION OF OPERATING REVENUES, NET TO NON-GAAP OPERATING REVENUES

(in millions)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Operating revenues, net	$65.8	$56.8	$186.0	$145.2
ExtraCash origination and ATM-related costs	1.5	1.8	4.4	4.1

Non-GAAP operating revenues	$67.3	$58.6	$190.4	$149.3

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

(in millions)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Operating expenses	$76.4	$94.7	$229.9	$258.8
Non-variable operating expenses	(46.4)	(60.8)	(143.8)	(171.3)

Non-GAAP variable operating expenses	$30.0	$33.9	$86.1	$87.5

CALCULATION OF NON-GAAP VARIABLE PROFIT

(in millions)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Non-GAAP operating revenues	$67.3	$58.6	$190.4	$149.3
Non-GAAP variable operating expenses	(30.0)	(33.9)	(86.1)	(87.5)

Non-GAAP variable profit	$37.3	$24.7	$104.3	$61.8

Non-GAAP variable profit margin	55%	42%	55%	41%

DAVE INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(in millions)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss	$(12.1)	$(47.5)	$(48.7)	$(107.4)
Interest expense, net	1.7	1.3	5.0	4.4
Provision for income taxes	—	—	—	0.1
Depreciation and amortization	1.4	2.4	3.7	5.1
Stock-based compensation	6.7	8.0	20.1	34.1
Legal settlement and litigation expenses	—	6.8	—	6.8
Other strategic financing and transactional expenses	—	2.2	—	5.0
Changes in fair value of earnout liabilities	—	—	—	(9.6)
Gain on extinguishment of liability	—	—	—	(4.3)
Changes in fair value of derivative asset on loans to stockholders	—	—	—	5.6
Changes in fair value of public and private warrant liabilities	(0.2)	(0.7)	(0.2)	(14.2)

Adjusted EBITDA	$(2.5)	$(27.5)	$(20.1)	$(74.4)

DAVE INC.

LIQUIDITY AND CAPITAL RESOURCES

(in millions)

(unaudited)

	September 30, 2023	December 31, 2022
Cash, cash equivalents and restricted cash	$44.8	$23.7
Marketable securities	1.6	0.3
Short-term investments	124.6	168.8
Working capital	243.5	272.2
Total stockholders’ equity	79.2	106.6